n e w s r e l e a s e	Exhibit 99.1 Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Lisa Stoner Humana Investor Relations (502) 580-2652 e-mail: LStamper@humana.com
Mark Taylor
Humana Corporate Communications
(317) 753-0345
e-mail: MTaylor108@humana.com

Humana Reports Fourth Quarter 2023 Financial Results;
Provides Initial Full Year 2024 Financial Guidance

•Reports 4Q23 loss per share of $4.42 on a GAAP basis, Adjusted loss per share of $0.11; reports FY 2023 earnings per share (EPS) of $20.00 on a GAAP basis, $26.09 on an Adjusted basis
•4Q23 results reflect additional increase in Medicare Advantage medical cost trends, driven by higher than anticipated inpatient utilization, primarily for the months of November and December, and a further increase in non-inpatient trends
•Announces initial FY 2024 EPS guidance of 'approximately $14.87' on a GAAP basis, 'approximately $16.00' on an Adjusted basis; assumes the higher Medicare Advantage medical costs experienced in 4Q23 persist throughout 2024
•Affirms 2024 individual Medicare Advantage annual membership growth of approximately 100,000 or 1.8 percent
•Publishes prepared management remarks to Investor Relations page of www.humana.com ahead of this morning's 9:00 a.m. ET question and answer session to discuss its financial results for the quarter and expectations for future earnings

LOUISVILLE, KY (January 25, 2024) – Humana Inc. (NYSE: HUM) today reported consolidated pretax results and net earnings (loss) per share (EPS) for the quarter ended December 31, 2023 (4Q23) versus the quarter ended December 31, 2022 (4Q22) and for the year ended December 31, 2023 (FY 2023) versus the year ended December 31, 2022 (FY 2022) as noted in the tables below.

Consolidated (loss) income before income taxes and equity in net earnings (pretax results) In millions	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
Generally Accepted Accounting Principles (GAAP)	($591)	($71)	$3,383	$3,568
Amortization associated with identifiable intangibles	15	20	67	81
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	179	84	320	68
Transaction and integration costs	—	35	(48)	105
Change in fair market value of publicly-traded equity securities	—	4	(1)	123
Impact of exit of employer group commercial medical products business	1	59	16	107
Accrued charge related to certain anticipated litigation expenses	—	—	105	—
Value creation initiatives	384	188	436	473
Impairment charges	91	—	91	—
Adjustment (gain) on sale of Gentiva (formerly Kindred) Hospice	—	3	—	(237)
Adjusted (non-GAAP)	$79	$322	$4,369	$4,288

Net (loss) earnings per share (EPS)	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
GAAP	($4.42)	($0.12)	$20.00	$22.08
Amortization associated with identifiable intangibles	0.13	0.16	0.54	0.64
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	1.46	0.66	2.57	0.53
Transaction and integration costs	—	0.28	(0.38)	0.83
Change in fair market value of publicly-traded equity securities	—	0.03	(0.01)	0.97
Impact of exit of employer group commercial medical products business	0.01	0.46	0.13	0.84
Accrued charge related to certain anticipated litigation expenses	—	—	0.84	—
Value creation initiatives	3.13	1.49	3.50	3.72
Impairment charges	0.74	—	0.73	—
Adjustment (gain) on the sale of Gentiva (formerly Kindred) Hospice	—	0.03	—	(1.86)
Cumulative net tax impact of non-GAAP adjustments	(1.16)	(1.02)	(1.83)	(1.87)
Adjusted (non-GAAP)	($0.11)	$1.97	$26.09	$25.88
For comparative purposes, the 4Q22 and FY 2022 reconciliations noted in the preceding tables have been recast to exclude the impact of the employer group commercial medical products business due the exit from the business as announced by Humana on February 23, 2023. Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.

Please refer to the tables above, as well as the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting the year-over-comparisons.
In addition, a summary of key consolidated and segment statistics comparing 4Q23 to 4Q22 and FY 2023 to FY 2022 follows.

Adjusted (non-GAAP) 4Q22 and FY 2022 metrics, where applicable, have been recast to exclude the impact of the employer group commercial medical products business as a result of the exit from the business announced by Humana on February 23, 2023.

Humana Inc. Summary of Results ($ in millions, except per share amounts)	4Q23 (a)	4Q22 (a)	FY 2023 (a)	FY 2022 (a)
CONSOLIDATED
Revenues	$26,462	$22,439	$106,374	$92,870
Revenues - Adjusted (non-GAAP)	$25,734	$21,303	$102,645	$88,304
Pretax results	($591)	($71)	$3,383	$3,568
Pretax results - Adjusted (non-GAAP)	$79	$322	$4,369	$4,288
(Net loss per share) EPS	($4.42)	($0.12)	$20.00	$22.08
(Net loss per share) EPS - Adjusted (non-GAAP)	($0.11)	$1.97	$26.09	$25.88
Benefits expense ratio	90.7%	87.3%	87.3%	86.3%
Benefits expense ratio - Adjusted (non-GAAP)	90.5%	87.1%	87.2%	86.2%
Operating cost ratio	14.6%	15.9%	12.5%	13.7%
Operating cost ratio - Adjusted (non-GAAP)	12.9%	14.7%	11.7%	12.8%
Operating cash flows			$3,981	$4,587
Parent company cash and short term investments			$510	$934
Debt-to-total capitalization			41.8%	42.0%
Days in Claims Payable (DCP)	41.4	45.9

INSURANCE SEGMENT
Revenues	$25,565	$21,599	$102,854	$88,841
Revenues - Adjusted (non-GAAP)	$24,801	$20,459	$99,090	$84,152
Benefits expense ratio	91.5%	87.5%	88.0%	86.6%
Benefits expense ratio - Adjusted (non-GAAP)	91.4%	87.4%	88.0%	86.5%
Operating cost ratio	11.1%	12.8%	10.2%	10.4%
Operating cost ratio - Adjusted (non-GAAP)	10.9%	12.5%	9.8%	10.0%
(Loss) income from operations	($426)	$46	$2,654	$3,022
(Loss) income from operations - Adjusted (non-GAAP)	($361)	$112	$2,897	$3,159

CENTERWELL SEGMENT
Revenues	$4,710	$4,141	$18,405	$17,307
Operating cost ratio	90.6%	92.6%	91.2%	91.5%
Income from operations	$387	$263	$1,404	$1,291
Income from operations - Adjusted (non-GAAP) (b)	$445	$308	$1,614	$1,472
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as reconciliations.

Initial 2024 Earnings Guidance
Humana provided its initial GAAP and Adjusted EPS guidance for the year ending December 31, 2024 (FY 2024) as detailed below. GAAP and Adjusted EPS results for FY 2023 are also shown for comparison.

Diluted earnings per common share	FY 2024 Guidance (c)	FY 2023 (a)
GAAP	approximately $14.87	$20.00
Amortization of identifiable intangibles	0.49	0.54
Put/call valuation adjustments associated with company's non-consolidating minority interest investments	—	2.57
Transaction and integration costs	—	(0.38)
Change in fair market value of publicly-traded equity securities	—	(0.01)
Impact of exit of employer group commercial medical products business	0.97	0.13
Accrued charge related to certain anticipated litigation expenses	—	0.84
Value creation initiatives	—	3.50
Impairment charges	—	0.73
Cumulative net tax impact of non-GAAP adjustments	(0.33)	(1.83)
Adjusted (non-GAAP) – FY 2024 projected; FY 2023 reported	approximately $16.00	$26.09
Refer to the "Footnotes" section included herein for further explanation on disclosures for Adjusted (non-GAAP) financial measures, as well as additional reconciliations.
Detailed Press Release
Humana’s full earnings press release, including the statistical pages, has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a live question and answer session for analysts at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings. In advance of the question and answer session, Humana will post prepared management remarks to the Quarterly Results section of its Investor Relations page (https://humana.gcs-web.com/financial-information/quarterly-results).
To participate via phone, please register in advance at this link - https://register.vevent.com/register/BI4ed0098679fd435e8af0ab344fa47655 .

Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique registrant ID that can be used to access the call.

A webcast of the 4Q23 earnings call may also be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page (https://humana.gcs-web.com/events-and-presentations), approximately two hours following the live webcast.

Footnotes
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the corresponding GAAP measures, provide a comprehensive perspective to more accurately compare and analyze the company’s core operating performance over time. Consequently, management uses these non-GAAP (Adjusted) financial measures as consistent and uniform indicators of the company’s core business operations from period to period, as well as for planning and decision-making purposes and in determination of incentive compensation. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this earnings release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at non-GAAP (Adjusted) financial measures.
(a) For the periods covered in this earnings press release, the following items are excluded from the non-GAAP financial measures described above, as applicable:

•Amortization associated with identifiable intangibles - Since amortization varies based on the size and timing of acquisition activity, management believes this exclusion provides a more consistent and uniform indicator of performance from period to period. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, and Insurance and CenterWell segments income from operations. The table below discloses respective period amortization expense for each segment.

	4Q23	4Q22	FY 2023	FY 2022
Insurance segment	$4	$7	$22	$30
CenterWell segment	$11	$13	$45	$51

•Put/call valuation adjustments associated with company’s non-consolidating minority interest investments - These amounts are the result of fair value measurements associated with the company's Primary Care Organization strategic partnership and are unrelated to the company's core business operations. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results and EPS.
•Transaction and integration costs - The transaction and integration costs primarily relate to the acquisition of Kindred at Home in 2021 and the subsequent divestiture of Gentiva (formerly Kindred) Hospice in 2022. For 4Q22, FY 2022, and FY 2023, GAAP measures affected include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Change in fair value of publicly-traded equity securities - These gains and losses are a result of market and economic conditions that are unrelated to the company's core business operations. For 4Q22, FY 2022, and FY 2023, GAAP measures affected include consolidated pretax results, EPS, and consolidated revenues (specifically investment income).
•Impact of exit of employer group commercial medical products business - Prior period segment financial information has been recast to exclude the impact of the exit of the employer group commercial medical products business as announced by Humana on February 23, 2023. For all periods shown within this earnings release, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues, consolidated benefit expense ratio, consolidated operating cost ratio, Insurance segment revenues, Insurance segment benefit expense ratio, Insurance segment operating cost ratio, and Insurance segment income from operations.
•Accrued charge related to certain anticipated litigation expenses - This charge relates to certain anticipated expenses the company has accrued in connection with a legal matter. For FY 2023, GAAP measures affected include consolidated pretax results, EPS, the consolidated and Insurance segment operating cost ratios, and Insurance segment income from operations.
•Value creation initiatives - These charges relate to the company's ongoing initiative to drive additional value for the enterprise through cost saving, productivity initiatives, and value creation from previous investments, and primarily consist of asset impairment and severance charges. For all periods shown in this earnings release, GAAP measures affected in this release include consolidated pretax results, EPS, and the consolidated operating cost ratio.
•Impairment charges - The company recognized non-cash impairment charges in 4Q23 related to (1) certain indefinite-lived intangible assets based on the company's estimate of future financial performance in certain state markets and (2) investments in certain joint ventures for which the company held minority ownership interests that were deemed to be unrecoverable based on recent market activity. These charges were recorded at the corporate level and not allocated to the segments. For 4Q23 and FY 2023, GAAP measures affected include consolidated pretax results, EPS, consolidated revenues (specifically investment income related to the joint venture investments), and the consolidated operating cost ratio.
•Adjustment (gain) on sale of Gentiva (formerly Kindred) Hospice - Reflects the adjustment (gain) related to the sale of the company's 60 percent ownership of Gentiva (formerly Kindred) Hospice. For 4Q22 and FY 2022, GAAP measures affected include consolidated pretax results and EPS.

•Cumulative net tax impact of non-GAAP adjustments - This adjustment represents the cumulative net impact of the corresponding tax benefit or expense related to the aforementioned items excluded from the applicable GAAP measures. For all periods presented in this earnings release, EPS is the sole GAAP measure affected.

In addition to the reconciliations shown on page 2 of this release, the following are reconciliations of GAAP to Adjusted (non-GAAP) measures described above and disclosed within this earnings release:

Revenues

Revenues - CONSOLIDATED (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$26,462	$22,439	$106,374	$92,870
Change in fair market value of publicly-traded equity securities	—	4	(1)	123
Impact of exit of employer group commercial medical products business	(764)	(1,140)	(3,764)	(4,689)
Impairment charges	36	—	36	—
Adjusted (non-GAAP)	$25,734	$21,303	$102,645	$88,304

Revenues - INSURANCE SEGMENT (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$25,565	$21,599	$102,854	$88,841
Impact of exit of employer group commercial medical products business	(764)	(1,140)	(3,764)	(4,689)
Adjusted (non-GAAP)	$24,801	$20,459	$99,090	$84,152

Benefit Expense Ratio

Benefit expense ratio - CONSOLIDATED	4Q23	4Q22	FY 2023	FY 2022
GAAP	90.7%	87.3%	87.3%	86.3%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.2)%	(0.1)%	(0.1)%
Adjusted (non-GAAP)	90.5%	87.1%	87.2%	86.2%

Benefit expense ratio - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	91.5%	87.5%	88.0%	86.6%
Impact of exit of employer group commercial medical products business	(0.1)%	(0.1)%	—%	(0.1)%
Adjusted (non-GAAP)	91.4%	87.4%	88.0%	86.5%

Operating Cost Ratio

Operating cost ratio - CONSOLIDATED	4Q23	4Q22	FY 2023	FY 2022
GAAP	14.6%	15.9%	12.5%	13.7%
Transaction and integration costs	—%	(0.2)%	—%	(0.1)%
Impact of exit of employer group commercial medical products business	—%	(0.2)%	(0.2)%	(0.3)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	(0.1)%	—%
Value creation initiatives	(1.5)%	(0.8)%	(0.4)%	(0.5)%
Impairment charges	(0.2)%	—%	(0.1)%	—%
Adjusted (non-GAAP)	12.9%	14.7%	11.7%	12.8%

Operating cost ratio - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	11.1%	12.8%	10.2%	10.4%
Impact of exit of employer group commercial medical products business	(0.2)%	(0.3)%	(0.3)%	(0.4)%
Accrued charge related to certain anticipated litigation expenses	—%	—%	(0.1)%	—%
Adjusted (non-GAAP)	10.9%	12.5%	9.8%	10.0%

Income from Operations

(Loss) income from operations - INSURANCE SEGMENT	4Q23	4Q22	FY 2023	FY 2022
GAAP	($426)	$46	$2,654	$3,022
Amortization associated with identifiable intangibles	4	7	22	30
Impact of exit of employer group commercial medical products business	61	59	116	107
Accrued charge related to certain anticipated litigation expenses	—	—	105	—
Adjusted (non-GAAP)	($361)	$112	$2,897	$3,159

(b) The CenterWell segment Adjusted income from operations includes an adjustment to add back depreciation and amortization expense to the segment's GAAP income from operations since such an adjustment is commonly utilized for valuation purposes within the healthcare delivery industry. Prior year presentation has been recast to conform to current year presentation.

Income from operations - CENTERWELL SEGMENT (in millions)	4Q23	4Q22	FY 2023	FY 2022
GAAP	$387	$263	$1,404	$1,291
Depreciation and amortization expense	58	45	210	181
Adjusted (non-GAAP)	$445	$308	$1,614	$1,472

(c) FY 2024 projected Adjusted results exclude the future impact of items that cannot be estimated at this time.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:
•If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends. Accordingly, Humana's reserves may be insufficient.
•If Humana fails to effectively implement its operational and strategic initiatives, including its Medicare initiatives, which are of particular importance given the concentration of the company's revenues in these products, state-based contract strategy, the growth of its CenterWell business, and its integrated care delivery model, the company’s business may be materially adversely affected. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.
•If Humana fails to properly maintain the integrity of its data, to strategically maintain existing or implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt the company's operations or in the unintentional dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.
•Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.
•As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts; governmental audits and investigations; potential inadequacy of government determined payment rates; potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business; or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage plans or retrospective recovery by CMS of previously paid premiums as a result of the final rule related to the risk adjustment data validation audit methodology published by CMS on January 30, 2023 (Final

RADV Rule), which Humana believes fails to address adequately the statutory requirement of actuarial equivalence and violates the Administrative Procedure Act due to its failure to include a "Fee for Service Adjuster" could have a material adverse effect on the company's operating results, financial position and cash flows.
•Humana's business activities are subject to substantial government regulation. New laws or regulations, or legislative, judicial, or regulatory changes in existing laws or regulations or their manner of application could increase the company's cost of doing business and have a material adverse effect on Humana’s results of operations (including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments); the company’s financial position (including the company’s ability to maintain the value of its goodwill); and the company’s cash flows.
•Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.
•If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.
•Humana faces significant competition in attracting and retaining talented employees. Further, managing succession for, and retention of, key executives is critical to the Company’s success, and its failure to do so could adversely affect the Company’s businesses, operating results and/or future performance.
•Humana’s pharmacy business is highly competitive and subjects it to regulations and supply chain risks in addition to those the company faces with its core health benefits businesses.
•Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.
•Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.
•Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.
•The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.
•The spread of, and response to, the novel coronavirus, or COVID-19, underscores certain risks Humana faces, including those discussed above, and the ongoing, heightened uncertainty created by the pandemic precludes any prediction as to the ultimate adverse impact to Humana of COVID-19.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.
Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:
•Form 10-K for the year ended December 31, 2022;
•Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023; and
•Form 8-Ks filed during 2023 and 2024.

About Humana
Humana Inc. is committed to putting health first – for our teammates, our customers, and our company. Through our Humana insurance services, and our CenterWell health care services, we make it easier for the millions of people we serve to achieve their best health – delivering the care and service they need, when they need it. These efforts are leading to a better quality of life for people with Medicare, Medicaid, families, individuals, military service personnel, and communities at large. Learn more about what we offer at Humana.com and at CenterWell.com.